UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000 - 10210	83 - 0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

212-204-7926

(Registrant’s telephone number, including area code)

[Not applicable / Former Name or Address]

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective on April 12, 2019, Global Tech Industries Group, Inc., a Nevada corporation (“GTII”), First Capital Master Advisor, LLC, a Delaware limited liability company (“FCMA”) and GCA Equity Partners (“GCA” and collectively referred to herein with FCMA as the “Seller”), entered into an agreement (the “Agreement) under which GTII will acquire ownership of a portfolio of residential master-plan development real estate properties (collectively, the “Assets”). The Assets are expected to be comprised of residential real estate development assets including land development sites in growth markets, single family homes (“SFR”), mixed-use master projects including SFR, high density Multi-Family and commercial and other improved and unimproved assets located primarily in Texas and California. Approximately $300 Million of the Assets are currently identified in Exhibit B of the Agreement, a copy of which is attached to this Report on Form 8-K as Exhibit 10.1, and the balance of which will be added to the schedule of Assets prior to the closing. Prior to the execution of Definitive Agreements, the Seller has the right to add and substitute different real properties to the Assets being sold to GTII in this transaction (the “Transaction”), provided they have an aggregate enterprise value of approximately $450 million. Appropriate adjustment may be made to the purchase price payable by GTII for the Assets if at the closing the estimated aggregate enterprise value of such Assets is materially different than $450 Million.

In preparation for the closing of the Transaction under the Agreement, GTII has agreed to (1) amend its Articles of Incorporation to increase its authorized common stock from 350 Million shares to a number sufficient to pay a specified portion (i.e., approximately 40%) of the consideration to the Seller for the Assets, as provided in the Agreement, (2) authorize and designate 1,000 shares of new Series B Convertible Preferred Stock to be issued to the Seller by GTII at the closing as additional consideration for the Assets (i.e., the other 60% of the consideration for the Assets), and (3) authorize and designate 12,500 shares of new Series C Convertible Preferred Stock for issuance prior to the closing to such parties as determined by GTII management in its sole discretion, to facilitate settlement and repayment of outstanding indebtedness of GTII by the closing, or for any other purposes deemed appropriate by GTII’s current management. Prior to the closing, GTII may also issue up to the remaining authorized but unissued shares of GTII common stock, up to the current limit of 350 Million total outstanding shares of such common stock, to any parties and for any purpose deemed appropriate by GTII management, including without limitation settlement of outstanding indebtedness of GTII.

In consideration for the conveyance of the Assets to GTII by the Seller at the closing, GTII will issue to the Seller or its designees at the closing (a) 1.8 Billion shares of the common stock of GTII, and (b) 1,000 shares of new Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock is convertible, at the option of the holder exercisable at any time after the closing of the Transaction and before automatic conversion, into the number of shares of GTII common stock then having a market value of $270,000 (or an aggregate market value of $270,000,000), calculated and derived using a price per share equal to the 10-day volume-weighted average price of GTII common stock, as quoted by the Bloomberg Service (the “VWAP Price”) for the 10 trading days immediately preceding the effective date of the conversion. The outstanding Series B Convertible Preferred Stock will automatically convert into post-closing GTII common stock upon any reverse stock split of the issued and outstanding common stock after the closing, or upon an outside date to be determined. For the purposes of making potential adjustments to the purchase price of the contributed Assets prior to the closing, the Seller will be credited with a deemed enterprise value of $465 Million if it has designated for contribution at closing approximately $450 Million of aggregate Asset value. GTII is obligated to assume up to $65 Million in debt secured by the Assets contributed by the Seller. The Seller may not contribute the Assets at closing with encumbrances and related debt exceeding an aggregate of $65 Million. The Series B Convertible Preferred Stock and the shares of GTII common stock into which it is convertible has full voting rights.

After the closing, the Seller is expected to distribute the GTII common stock and Series B Preferred Stock received by it in the Transaction among its security holders, for which it may register them with the Securities and Exchange Commission for free trading or distribute them with Rule 144 restricted stock transfer legends on them. The pro forma company shall grant to GTII and any of its shareholders or designees piggyback registration rights on a pro rata basis with Seller shareholders. After the closing, the new management of GTII is expected to cause GTII to apply to uplist its common stock onto a national exchange.

On or before the closing of the Transaction, GTII and its subsidiaries will convey all of their existing assets (i.e., as reflected in its latest consolidated financial statements publicly filed with the Securities and Exchange Commission) to one of more designees chosen in their sole discretion, provided, that GTII will retain its name and trading symbol after the closing.

GTII currently has approximately $5.5 Million of outstanding debt and miscellaneous liabilities (“GTII Debt”). GTII has agreed to have all GTII Debt assigned to and assumed by an unaffiliated agent which will be retained by GTII and capitalized with outstanding shares of Series C Convertible Preferred Stock or other outstanding GTII Securities to enable it to attempt to resolve and settle the GTII Debt. The agent will endeavor to resolve all of the GTII Debt by the closing date (such that GTII is released from that debt by the debt holders, or the debt is paid in full), or by a date thereafter if mutually agreed by Seller and the agent. If by such date the agent is unable to fully resolve the GTII Debt, GTII will remain liable for the remaining GTII Debt, and the agent will return to GTII for cancellation a number of shares of its Series C Convertible Preferred Stock equal in value to the value of the unresolved GTII Debt.

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The Seller has agreed to cause GTII to file a notice of corporate action with FINRA after the closing to change its name and trading symbol, and to effect a reverse stock split of its common stock with the goal of achieving an approximate post-split share price of $10 per share. The closing date of the Transaction is May 15, 2019, or such other date as is mutually agreed upon in writing by the parties to this Agreement.

The Agreement provides for an “exclusivity period” ending on the later of April 30, 2019 or the closing date of the pending Transaction. During this period, neither GTII nor the Seller nor any of their affiliates may solicit from any third party any offers that are competitive with this Agreement, and will suspend any such current discussions with third parties.

This Agreement is a legally binding contract. Either party may, however, terminate the Agreement upon 30 days prior written notice to the other party, if the parties mutually agree to terminate, or if one party has materially breached this Agreement and been notified by the other party in writing of its awareness of the breach and its intention to terminate the Agreement because of such breach by the other party (“Termination for Cause”). If a party terminates this Agreement in bad faith and not as “Termination for Cause”, then that party must pay a break-up fee to the other party equal to $2 Million in cash or securities unless the bad faith party rescinds the bad faith termination within five (5) business days of the termination. During the exclusivity period, the parties agree to use their good faith efforts to finalize and execute the Definitive Agreements for the proposed Transaction whereby the Seller proposes to contribute to GTII the Assets described in Exhibit B of the Agreement in consideration for the issuance of GTII common stock and Series B Convertible Preferred Stock to the Seller.

Upon the closing, all current officers and directors of GTII and its subsidiaries shall resign except in the event that David Reichman is the GTII designee pursuant to (i) below. In any event, on or before the closing all the outstanding Serie A preferred stock of GTII will either be transferred to a designee of seller or redeemed and cancelled. At closing, the board of directors of the pro forma company shall consist of three members; (i) one named by the board of directors prior to the closing and (ii) two named by seller and appointed by the GTII board of directors prior to the closing subject to the consummation of the transaction. Such designation of directors shall not be an ongoing nomination right. And: (1) the board of directors of the pro forma company shall also be comprised of at least two (2) independent members to be selected by the BOD of the pro forma company. An external advisor ( “external advisor”), which will be owned 100% by FCMA , is to be formed to provide asset investment advisory, asset management, property management, acquistions, dispositions, land development, entitlement work, and construction services to the pro forma company and its internal management, and GTII’s CEO will enter into a management agreement with the pro forma company to be agreed upon prior to the closing of the transaction.

The Seller and GTII agree to indemnify each other and their respective stockholders, lenders and affiliates from any third party claims or liability incurred by them as a direct or indirect result of any breach of the Agreement committed by either such party that is not cured within ten (10) business days of receipt of notice of such breach.

In the Agreement, the current pre-closing management of GTII covenants to deliver approximately 70% of the pre-closing GTII shareholder vote necessary to approve the acquisition of the Assets to be contributed by Seller to GTII in the Transaction, if shareholder consent to the Transaction is required, the amendment to the Articles of Incorporation of GTII increasing the authorized common stock of GTII, and the disposition of the existing pre-closing assets currently owned by GTII. The Seller and GTII agree to indemnify each other and their respective stockholders, lenders and affiliates from any third party claims or liability incurred by them as a direct or indirect result of any breach of the Agreement committed by either such party that is not cured within ten (10) business days of receipt of notice of such breach.

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The closing of the Transaction is subject to the satisfaction of a number of conditions including the following:

(a)	Completion by each party and its advisors (to each party’s satisfaction) of all business, tax, accounting, legal and other due diligence review (including GTII’s financial statements after December 31, 2018 that have been publicly filed, and Seller’s audits and financial statements) of the other party in parallel with the preparation and drafting of the Definitive Agreements;
(b)	GTII or Seller have not incurred any material obligations (other than in the normal course of business and/or in connection with the Transaction) following the execution of the Agreement that will survive the closing;
(c)	Preparation by Seller’s counsel of all non-SEC corporate and governance documents that may be reasonably required by Seller to support the Transaction, including a revised charter, bylaw changes or other amendments that may be necessary;
(d)	The negotiation and execution of the Definitive Agreements memorializing the terms of this Agreement;
(e)	There is no material adverse change in GTII’s or Seller’s business or financial condition and no material adverse change to the Assets (other than that which has been previously disclosed in GTII’s or Seller’s filings with the SEC);
(f)	The representations and warranties of both parties being true and correct at signing as of the closing date;
(g)	Receipt of all governmental, regulatory and third-party requisite approvals and consents, including the completion of any required SEC process, and the required approval of each party’s stockholders as necessary, in a form satisfactory to the other party (consideration to be given to a joint proxy statement if Seller stockholder approval is required);
(h)	The terms and conditions of the Transaction must be acceptable to both GTII and Seller and approved by each of their respective Board of Directors;
(i)	Seller has procured and delivered to GTII appropriate valuations of the Assets through any of the following: Fairness Opinion, Third Party Appraisals or Due Diligence Feasibility and Analysis Write Up prepared by an experienced industry veteran;
(j)	Delivery by the Seller of PCAOB audited financial statements suitable for inclusion in any SEC filings in connection with the Transaction in accordance with applicable SEC rules and regulations; and
(k)	Such additional terms as are consistent with the above as agreed between the parties.

All expenses incurred for the Transaction by GTII or Seller separately, inclusive of the drafting of the Definitive Agreements, prior to the closing will be borne and paid by GTII and Seller separately, however, any and all fees, expenses and costs incurred after the closing shall be assumed and paid by post closing GTII.

The following is a brief summary of the real estate Assets currently scheduled for conveyance to GTII by the Seller in the proposed Transaction:

Project:	Coastal Palms Senior Living Resort Community
Total acres:	26.5
Jurisdiction:	Longs, SC (Greater Myrtle Beach Area)
Parcel Numbers:	102-00-03-076(A), 102-00-03-078(B), 102-00-03-079(C), 102-00-03-087(D) and 102-00-03-088(E)

Description: The Coastal Palms Senior Living Resort Community is a premier new senior continuing care retirement community and retreat (or “CCRC”) situated on an expansive forested site located in Longs, South Carolina (in the greater Myrtle Beach area). This upscale for-rent project is being developed in two separate phases and combines a new state-of-the art 90-bed Assisted Living/Memory Care Facility along with 126 upscale Independent Living Apartment units, 36 Active Adult Hybrid Homes and eight detached Cottages, a 56-bed Skilled/Acute Care Nursing Facility, and a 25,000 square foot commercial complex made up of professional and medical offices along with some retail space. There is also a flexible expansion area which could be used to add up to 36 more Hybrid Homes or 48 units of traditional Seniors Apartments. The site has been master-planned and mass graded and is permit and construction ready.

Project:	Rancho Rosado
Total acres:	88
Jurisdiction:	Southern boundary of the City of Woodland, CA
APNs:	39-150-07, 39-150-12

Description: Rancho Rosada is planned to provide 396 single family residential homes designed to appeal to a wide segment of California residents and featuring comfortable, sustainable and energy-efficient attributes. 360 units of multi-family housing, with a 5% allocation for affordable housing, will include an enclosed garden hosting native California plants and a solar panel covered parking lot. A ten-acre park site will add picnic areas, walking/bike paths, a dog park, an outdoor community amphitheater and neighborhood meeting club house. The location is part of the Spring Lake master plan in Woodland. Tentative mapping is scheduled to take 11 months to complete, then seven additional months for a final map. Build-out will require an additional 18 months. A preliminary site plan is underway.

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Project Name:	Massey Oaks
Total Acreage:	356.868
Jurisdiction:	City of Pearland, Texas
Project Type:	Master Plan Single Family Residential
Brazoria County ID Numbers:	176518, 179399, 179400, 179401, 179402, 179403, 505271

Description: Massey Oaks is planned as Pearland’s premier master planned community. Approvals include a vested Planned Development Handbook, which sets forth a density of 950 units, a Development Agreement with the City of Pearland, and the legislatively created Brazoria County Municipal Utility District No. 69. Phase One of the project is currently being designed and developed to include 353 finished lots, master amenities, and off-site infrastructure to support the remainder of the subdivision. Numerous Letters of Intent have been issued by public and private builders for the acquisition of the 353 Phase One lots.

Project Name:	Williams Riviera Ranch Estates
Total Acreage:	98.3 Acres
Jurisdiction:	San Diego County, California
Project Type:	Mixed Use Residential and Commercial
Parcel Numbers:	188-230-46; 188-230-06; 188-230-48; 188-231-38; 188-231-39; 188-231-40

Description: Williams Riviera Ranch Estates is a 98.3 acre mixed-use development located in north San Diego County, California. The project proposed entitlement includes 214 Multi-Family Units, 376 single family homes and approximately 108,000 net rentable square feet of commercial space. Entitlements are currently being processed in San Diego County. The entity that owns the project was purchased in a pending Chapter 11 Bankruptcy in the United States Bankruptcy Court, Central District of California San Fernando Valley Division, Case No. 1:18-bk-11786-MB.

Project:	The Villas at Turtles First (Resort Rental Villas)
Total acres:	13
Location:	Playa Grande, Costa Rica (near the town of Tamarindo)
Parcel Numbers:	Book 2018, Entry 257856-01—0002-001

Description: The Villas at Turtles First is a unique five-star vacation destination where guests can actively engage in helping to save dozens of rare and amazing species from extinction, while experiencing how naturally-regenerative luxury can improve one’s own health and the planet. The site is located adjacent to the main nesting beach of the rare Leatherback Turtle in beautiful Playa Grande, Costa Rica, and near an estuary hosting birds, monkeys, and crocodiles. The beach and much of the forest surrounding the estuary are nationally protected parks. Turtles First will consist of 18 villas, each featuring 6 luxury suites (108 bedrooms total) and an open-plan living area around a central courtyard with a private plunge pool. The units will be rented as a single, branded destination and marketed through hotel and villa rental channels. The project has been master-planned and is expected to be ready for construction start shortly.

Project:	ICF Green Luxury Home Portfolio (Four Homes)
Jurisdictions:	St Helena CA (“Charter Oak #1 & #2”)
Kentfield, CA (“Black Log”)
Caspar CA (“Caspar Island”)
Parcel Numbers:	Charter Oak #1 & #2:Parcel ID # 009-112-006-000
Black Log: Parcel ID # 027-122-26 and 027-122-27
Caspar Island: Parcel ID # 118-380-04-00

Description: The ICF Green portfolio consists of four new construction single-family luxury home projects. The first property (Charter Oak #1) is a 4200 square foot, four-bedroom, three-bath Farm House Modern style home with a 400 square foot guesthouse. This home is approximately 50% finished. The second property (Charter Oak #2) is a similar size and is ready to be built. Both of the Charter Oak properties are located in St. Helena (Napa County), CA. The Black Log property is a to-be-built 6100 sq. luxury home with 5 Bedrooms and 5½ bathrooms on 4.98 view acres in Kentfield, (Marin County) CA. The property known as Caspar Island is an existing new construction single-family home on a two-acre private island situated immediately off the Pacific coast in Mendocino County. Access to the island is by way of a private bridge. The home will upgraded with additional living space, installation of two 18-foot ocean view patio doors, high-end finishes inside and outside, and extensive tree planting and landscaping to make this a jewel box hide-away property with 270 degree ocean views.

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Project:	Central Garden Apartments
Total Acres:	13.4
Jurisdiction:	Birmingham AL
Parcel Numbers:	Parcel ID#29-00-08-1-006-002.000, Parcel ID#29-00-08-2-033-004.000, Parcel ID#29-00-08-2-036-001.000, Parcel ID#29-00-08-2-037.001.000

Description: Central Garden Apartments is an existing 190-unit, multi-family apartment complex located in Birmingham Alabama, close to the new Junior Olympics sports facility and other new and upgraded facilities (shopping, hotels, library) that are part of the city’s re-gentrification efforts. The property was initially constructed in 1948 and 1964. It contains 40-buildings and is a one and two story “garden” style complex. The unit mix is typical to this market and includes 42 one-bedroom, and 148 two-bedroom units comprised of 2-unit and 4-unit buildings, each with its own lawn area making it ideal for families. The units are currently vacant, and will be renovated and leased-up.

Project:	Murrieta
Total Acres:	29.45
Jurisdiction:	Murrieta, CA
Parcel Numbers:	Parcel ID #900-030-035-4 (New APN: 900-030-036)

Description: This property consists of 29.45 acres of commercial property with 10 acres designated for retail and the remaining for residential multi-family, and is located in Murrieta, CA. The plan is to develop the land and build/sell 350 multi-family apartment units and 68,500 SF of retail. This property is currently zoned low density residential. Rezoning to “Community Commercial” and “Retail” should take nine months to complete, then six months for land improvement, then 18 months for build out.

Please be advised that there is no assurance that the Assets to be acquired by GTII in the Transaction will have or realize the values assigned to them in the Agreement or in the Definitive Agreements, if made, or in any professional analytical report made about them, or that the Transaction will close. The values assigned will be estimates only, based on management’s analysis and the professional business appraiser’s evaluation and opinion. The value reports regarding the Assets may make assumptions about the development and performance of those Assets which prove to be too optimistic or are erroneous in other respects. There is no assurance that the Assets will be profitable for GTII, that they will generate net cash flow earnings, that GTII will be able to pay or otherwise settle its current outstanding indebtedness, or that GTII’s public trading common stock will appreciate in price or value.

This Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “anticipates”, “projects” “will”, or “plans” to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company’s reports and registration statements filed with the Securities and Exchange Commission.

Item 9.01 Exhibits

10.1	Letter of Intent Agreement, dated April 12, 2019, by and between Global Tech Industries Group, Inc., First Capital Master Advisor, LLC, and GCA Equity Partners, executed on or before April 12, 2019.

99.1	Press Release, due for release April 22, 2019.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2019

GLOBAL TECH INDUSTRIES GROUP, INC.

	By:	/s/ David Reichman
David Reichman
Chairman & CEO

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter of Intent Agreement, dated April 12, 2019, by and between Global Tech Industries Group, Inc., First Capital Master Advisor, LLC, and GCA Equity Partners, executed on or before April 12, 2019.

99.1	Press Release, due for release April 22, 2019.

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